                                                                   Exhibit 10.11

      NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                                     WARRANT
                                       TO
                              PURCHASE COMMON STOCK
                                       OF
                     CENTURY ELECTRONICS MANUFACTURING, INC.

      THIS CERTIFIES that, for value received, CTN THAILAND HOLDINGS LIMITED, an entity with its principal address at Citco Building, P.O. Box 662, Roadtown, Tortola, British Virgin Islands ("CTN") is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from CENTURY ELECTRONICS MANUFACTURING, INC., a Delaware corporation with its principal office at 374 Turnpike Road, Southborough, Massachusetts 01772 (the "Company"), One Hundred Thousand (100,000) fully paid and nonassessable shares of the Common Stock, $.01 par value, of the Company (the "Common Stock"), at any time commencing on September 30, 1997 and continuing until 5:00 p.m. Boston, Massachusetts time on September 30, 2000 (the "Expiration Date"), at a price of Five and 00/100 Dollars ($5.00) per share (the "Initial Purchase Price"), subject to adjustment as provided in Section 5 below. This Warrant is issued to CTN in connection with the purchase by the Company of 2,450,000 CEMTL Shares pursuant to the terms of that certain Stock Purchase Agreement dated as of September , 1997, between CTN and the Company.

      1. Exercise. This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share) and from time to time, in increments of not less than 500 shares, by the presentation and surrender of this Warrant with a duly executed Election to Purchase (in substantially the form attached to this Warrant as Exhibit A) at the principal office of the Company as set forth above (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), upon payment to the Company of the purchase price by certified or bank cashier's check. The shares of Common Stock so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the Election to Purchase has been duly executed and delivered to the Company, and payment made for such shares. Certificates for the shares of Common Stock so purchased shall be delivered or mailed to the holder promptly after this Warrant shall have been exercised, and, unless this Warrant has expired or has been exercised in full, a new Warrant identical in form but representing the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof.

      2. No Rights as Stockholder. Nothing contained herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company.

      3. No Fractional Shares. The Company shall not issue certificates representing fractions of shares of Common Stock upon any exercise of this Warrant, but shall make a cash payment for any fractional share based on the Market Value (as defined below) of the Common Stock on the date of exercise. For the purposes of this Warrant, "Market Value" shall be the closing sale price on the principal exchange on which the Common Stock is traded; or if not traded on any exchange, then the representative closing bid price in the over-the-counter market; or if not traded in the over-the-counter market, the market value as determined by the Board of Directors of the Company. All calculations under this
Section 3 and under Sections 5 and 6 shall be made to the nearest cent or share, as the case may be.

      4. Replacement Warrants. This Warrant is exchangeable, upon its surrender by the holder at the office of the Company referred to in Section 1 above, for new warrants (containing the same terms as this Warrant) each representing the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of such surrender (but not exceeding in the aggregate the remaining number of shares of Common stock which may be purchased hereunder). Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of a bond or indemnity reasonably satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant), the Company will issue to the holder a replacement warrant (containing the same terms as this Warrant). As used herein, "Warrant" shall include all new warrants issued in exchange for or replacement of this Warrant.

      5. Stock Dividends and Splits. If the Company shall pay a dividend in shares of its Common Stock, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities of the Company which the holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event, and the exercise price per share shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the exercise price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number and/or price, and provided further, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustments. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date in the case of a stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

      6. Consolidation or Merger. If the Company is consolidated or merged with or into another corporation or if all or substantially all of its assets are conveyed to another corporation, this Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which could have been purchased upon the exercise of this Warrant immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock that the holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant. In lieu thereof, the Company may terminate this Warrant upon thirty
(30) days prior written notice to the holder hereof if the Company has entered into or its Board of Directors has approved a plan or agreement for the sale, merger or consolidation of the Company to, with or into another entity which is not owned or controlled by the Company. During said thirty-day period the Company shall cooperate with and complete any exercise of the Warrant by the holder hereof.

      7. Transfer. This Warrant may not be transferred to any person or entity other than a successor to the right, title or interest of CTN or a purchaser of all or substantially all of the assets of CTN, if applicable, without the prior written consent of the Company, and in compliance with the provisions of Section 8 below.

      8. Requirements for Transfer.

            (a) This Warrant and the Common Stock so purchased shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

            (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required after such time that the Common Stock so purchased becomes eligible for resale pursuant to Rule 144 under the Act.

            (c) Each certificate representing Common Stock purchased on exercise of this Warrant shall bear a legend substantially in the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed from the certificates at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

      9. Representations. The Company represents, warrants and agrees that: the Company has the corporate power and authority to grant this Warrant; this Warrant is enforceable and during its life will be enforceable against the Company in accordance with its terms; the execution and delivery of this Warrant by the Company has been duly and validly authorized and all requisite corporate action has been taken to make it valid and binding against the Company in accordance with its terms; and the Company has and on the date and/or dates of any exercise or conversion will have the full right and power to transfer the entire right, title and interest in and to the shares of Common Stock subject to this Warrant to the Purchaser, free and clear of all liens, encumbrances, charges and restrictions of any kind, other than those set forth in applicable securities laws.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of this 30th day of September, 1997.


                        CENTURY ELECTRONICS MANUFACTURING, INC.


                        By: /s/ L. J. Sainsbury
                            -------------------
                            Name: L. J. SAINSBURY
                            Title: PRESIDENT & COO

                                    EXHIBIT A

                          FORM OF ELECTION TO PURCHASE

TO: CENTURY ELECTRONICS MANUFACTURING, INC.

      The undersigned holder of this Warrant (1) hereby irrevocably elects to exercise the right to purchase hereunder _______ full shares of the Common Stock of Century Electronics Manufacturing, Inc., (2) makes payment in full of the purchase price of such shares, (3) requests that certificates for such shares be issued in the name of CTN and (4) if said number of shares shall not be all the shares the holder is entitled to purchase under this Warrant, requests that a new warrant for the unexercised portion of this Warrant be issued.

Dated:        , 19__

                                      CENTENNIAL TECHNOLOGIES, INC.


                                      By____________________________
                                        Name
                                        Title


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